1200
Atlanta, GA

Q3 2023 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q3 2023 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2022, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets, changes in existing market concentrations, or exits from existing markets; future changes in interest rates and liquidity of capital markets; and all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Phoenix, Tampa, Charlotte, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets which may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; inflation and continuing increases in the inflation rate; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	2	Q3 2023 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS THIRD QUARTER 2023 RESULTS
Raises and Narrows 2023 FFO Guidance

ATLANTA (October 26, 2023) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2023.
“Our operational and financial results were strong during the third quarter,” said Colin Connolly, president and chief executive officer of Cousins Properties. "We executed 548,000 square feet of office leases, the highest number this year, and our pipeline remains robust, including at our Neuhoff development in Nashville. Cousins remains well-positioned with a fortress balance sheet and Sun Belt trophy portfolio that provides customers with a compelling lifestyle experience."

Financial Results
For third quarter 2023:
•Net income available to common stockholders was $19.4 million, or $0.13 per share, compared to $80.6 million, or $0.53 per share, for third quarter 2022. The 2022 net income included a $56.3 million gain recognized on the sale of our interest in a joint venture asset.
•Funds From Operations ("FFO") was $99.0 million, or $0.65 per share, compared to $104.4 million, or $0.69 per share, for third quarter 2022.
For nine months ended September 30, 2023:
•Net income available to common stockholders was $64.2 million, or $0.42 per share, compared to $142.7 million, or $0.95 per share, for nine months ended September 30, 2022. The 2022 net income included a $56.3 million gain recognized on the sale of our interest in a joint venture asset.
•FFO was $300.0 million, or $1.97 per share, compared to $308.6 million, or $2.06 per share, for nine months ended September 30, 2022.

Operations and Leasing Activity
For third quarter 2023:
•Same property net operating income ("NOI") on a cash-basis increased 4.6%.
•Second generation net rent per square foot on a cash-basis increased 9.8%.
•Executed 548,000 square feet of office leases.
For nine months ended September 30, 2023:
•Same property NOI on a cash-basis increased 4.4%.
•Second generation net rent per square foot on a cash-basis increased 8.5%.
•Executed 1,241,000 square feet of office leases.

Cousins Properties	3	Q3 2023 Supplemental Information

EARNINGS RELEASE

Transaction Activity
•In September 2023, we sold a 10.4 acre land parcel outside Atlanta for a gross sales price of $4.25 million and recorded a gain of $507,000.

Earnings Guidance
Full year 2023 earnings guidance is updated as follows:
•Net income between $0.54 and $0.58 per share, updated from previous guidance of $0.53 and $0.61 per share.
•FFO between $2.60 and $2.64 per share, updated from previous guidance between $2.57 and $2.65 per share.
•Increase to FFO is primarily driven by a reduction in real estate taxes and a gain from land sale.
•Guidance does not include any operating property acquisitions, operating property dispositions, or development starts.
•Guidance reflects management’s current plans and assumptions as of the date of this earnings release and is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, October 27, 2023 to discuss the results of the quarter ended September 30, 2023. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Third Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 9075029. The playback can also be accessed on the Company's website.

Cousins Properties	4	Q3 2023 Supplemental Information

COMPANY INFORMATION

THE COMPANY

Cousins Properties Incorporated ("Cousins") is a fully integrated, self-administered, and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Chief Investment Officer & Managing Director	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests
COMPANY INFORMATION / EQUITY COVERAGE(1)

Barclays	BofA Securities	BMO Capital	Evercore ISI	Green Street
Anthony Powell 212.526.8768	Camille Bonnel 646.855.5042	John Kim 212.885.4115	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780
Jefferies	J.P. Morgan	KeyBanc	Mizuho Securities	RW Baird
Peter Abramowitz 212.336.7241	Anthony Paolone 212.622.6682	Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827	Nicholas Thillman 414.298.5053
Truist Securities	Wells Fargo	Wolfe Research
Michael Lewis 212.319.5659	Blaine Heck 443.263.6529	Andrew Rosivach 646.582.9250
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

Cousins Properties	5	Q3 2023 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,258,003 and $1,079,662 in 2023 and 2022, respectively	$6,730,434	$6,738,354
Projects under development	126,630	111,400
Land	154,729	158,430
	7,011,793	7,008,184

Cash and cash equivalents	6,926	5,145
Accounts receivable	12,867	8,653
Deferred rents receivable	203,561	184,043
Investment in unconsolidated joint ventures	141,250	112,839
Intangible assets, net	116,092	136,240
Other assets, net	92,820	81,912
Total assets	$7,585,309	$7,537,016
Liabilities:
Notes payable	$2,418,403	$2,334,606
Accounts payable and accrued expenses	266,632	271,103
Deferred income	174,178	128,636
Intangible liabilities, net	44,295	52,280
Other liabilities	104,495	103,442
Total liabilities	3,008,003	2,890,067
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 154,335,798 and 154,019,214 issued, and 151,773,774 and 151,457,190 outstanding in 2023 and 2022, respectively	154,336	154,019
Additional paid-in capital	5,637,406	5,630,327
Treasury stock at cost, 2,562,024 shares in 2023 and 2022	(147,157)	(147,157)
Distributions in excess of cumulative net income	(1,095,597)	(1,013,292)
Accumulated other comprehensive income	5,723	1,767
Total stockholders' investment	4,554,711	4,625,664
Nonredeemable noncontrolling interests	22,595	21,285
Total equity	4,577,306	4,646,949
Total liabilities and equity	$7,585,309	$7,537,016

Cousins Properties	6	Q3 2023 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Rental property revenues	$198,429	$193,455	$602,459	$559,856
Fee income	318	1,677	1,044	5,370
Other	101	38	2,393	2,522
	198,848	195,170	605,896	567,748
Expenses:
Rental property operating expenses	64,838	66,632	203,150	193,725
Reimbursed expenses	149	418	515	1,455
General and administrative expenses	8,336	6,498	24,795	21,557
Interest expense	27,008	18,380	78,010	50,454
Depreciation and amortization	79,492	79,116	235,531	219,721
Other	623	231	1,484	877
	180,446	171,275	543,485	487,789

Income from unconsolidated joint ventures	582	634	2,008	7,038
Gain on sales of investments in unconsolidated joint ventures	—	56,260	—	56,260
Gain (loss) on investment property transactions	507	(20)	505	(61)
Loss on extinguishment of debt	—	—	—	(100)
Net income	19,491	80,769	64,924	143,096
Net income attributable to noncontrolling interests	(130)	(130)	(746)	(421)
Net income available to common stockholders	$19,361	$80,639	$64,178	$142,675

Net income per common share — basic and diluted	$0.13	$0.53	$0.42	$0.95
Weighted average shares — basic	151,774	151,435	151,692	149,670
Weighted average shares — diluted	152,048	151,695	152,018	149,946

Cousins Properties	7	Q3 2023 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
Property Statistics
Consolidated Operating Properties	32	33	33	33	34	34	34	34	34	34
Consolidated Rentable Square Feet (in thousands)	17,758	18,136	18,136	18,136	18,424	18,424	18,444	18,444	18,434	18,434
Unconsolidated Operating Properties	3	3	3	2	2	2	2	2	2	2
Unconsolidated Rentable Square Feet (in thousands)	1,179	1,179	1,179	711	711	711	711	711	711	711
Total Operating Properties	35	36	36	35	36	36	36	36	36	36
Total Rentable Square Feet (in thousands)	18,937	19,315	19,315	18,847	19,135	19,135	19,155	19,155	19,145	19,145
Office Percent Leased (period end)	91.5%	90.5%	90.1%	90.1%	91.0%	91.0%	90.8%	90.8%	91.1%	91.1%
Office Weighted Average Occupancy	90.4%	87.4%	87.5%	87.3%	87.1%	87.3%	87.2%	87.7%	88.0%	87.6%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	2,096	324	588	431	632	1,976	258	435	548	1,241
Net Rent (per SF)	$35.24	$35.45	$32.34	$35.49	$34.04	$34.08	$34.45	$38.65	$33.94	$35.70
Net Free Rent (per SF)	(1.45)	(2.36)	(0.99)	(1.97)	(2.69)	(1.97)	(2.07)	(2.04)	(2.27)	(2.15)
Leasing Commissions (per SF)	(2.77)	(3.01)	(2.65)	(2.86)	(2.60)	(2.74)	(2.83)	(2.53)	(2.60)	(2.62)
Tenant Improvements (per SF)	(5.47)	(6.34)	(5.33)	(5.69)	(6.61)	(5.98)	(6.29)	(5.88)	(5.30)	(5.71)
Leasing Costs (per SF)	(9.69)	(11.71)	(8.97)	(10.52)	(11.90)	(10.69)	(11.19)	(10.45)	(10.17)	(10.48)
Net Effective Rent (per SF)	$25.55	$23.74	$23.37	$24.97	$22.14	$23.39	$23.26	$28.20	$23.77	$25.22
Change in Second Generation Net Rent	24.7%	27.4%	27.2%	20.4%	18.6%	23.2%	20.1%	19.6%	28.7%	24.8%
Change in Cash-Basis Second Generation Net Rent	15.1%	15.4%	11.6%	4.8%	7.3%	9.5%	6.1%	7.9%	9.8%	8.5%

Same Property Information (3)
Percent Leased (period end)	90.5%	90.0%	89.7%	89.2%	90.1%	90.1%	90.6%	90.5%	90.8%	90.8%
Weighted Average Occupancy	90.0%	87.0%	86.9%	86.6%	86.2%	86.6%	87.0%	87.3%	87.3%	87.3%
Change in NOI (over prior year period)	(0.5)%	(2.0)%	(2.2)%	1.8%	2.3%	0.0%	5.3%	6.3%	4.1%	5.3%
Change in Cash-Basis NOI (over prior year period)	3.5%	0.1%	(0.2)%	1.5%	2.5%	1.0%	4.9%	3.7%	4.6%	4.4%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$759,000	$566,000	$566,000	$568,900	$428,500	$428,500	$428,500	$428,500	$428,500	$428,500
Estimated Project Costs/Total Undepreciated Assets	8.9%	6.6%	6.5%	6.5%	4.8%	4.8%	4.8%	4.7%	4.7%	4.7%
Continued on next page

Cousins Properties	8	Q3 2023 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
Market Capitalization
Common Stock Price Per Share	$40.28	$40.29	$29.23	$23.35	$25.29	$25.29	$21.38	$22.80	$20.37	$20.37
Common Stock/Units Outstanding (in thousands)	148,713	148,788	151,465	151,459	151,482	151,482	151,718	151,774	151,774	151,774
Equity Market Capitalization (in thousands)	$5,990,160	$5,994,669	$4,427,322	$3,536,568	$3,830,980	$3,830,980	$3,243,731	$3,460,447	$3,091,636	$3,091,636
Debt (in thousands)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956	2,548,073	2,559,871	2,559,871
Total Market Capitalization (in thousands)	$8,340,474	$8,456,866	$6,852,661	$5,909,499	$6,254,984	$6,254,984	$5,788,687	$6,008,520	$5,651,507	$5,651,507

Credit Ratios
Net Debt/Total Market Capitalization	28.0%	28.9%	35.1%	39.9%	38.6%	38.6%	43.7%	42.1%	45.0%	45.0%
Net Debt/Total Undepreciated Assets	27.5%	28.4%	27.7%	26.7%	27.2%	27.2%	28.1%	27.8%	27.8%	27.8%
Net Debt/Annualized EBITDAre	4.86	5.28	4.93	4.75	4.93	4.93	5.13	4.89	5.02	5.02
Fixed Charges Coverage (EBITDAre)	5.45	5.56	5.56	5.13	4.72	5.21	4.48	4.53	4.28	4.43

Dividend Information
Common Dividend per Share	$1.24	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32	$0.96
Funds From Operations (FFO) Payout Ratio	45.3%	48.7%	46.3%	46.4%	48.4%	47.4%	49.5%	47.3%	49.2%	48.6%
Funds Available for Distribution (FAD) Payout Ratio	63.1%	65.7%	69.0%	72.2%	76.6%	70.6%	65.3%	71.8%	70.1%	69.0%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.34%	0.38%	0.32%	0.29%	0.30%	0.30%	0.37%	0.35%	0.36%	0.36%

Additional Information
In-Place Gross Rent (per SF) (5)	$42.85	$43.90	$44.39	$44.85	$44.87	$44.87	$46.02	$46.43	$46.64	$46.64
Straight-Line Rental Revenue (in thousands)	$25,503	$5,501	$6,378	$8,966	$8,108	$28,953	$8,431	$3,703	$7,508	$19,642
Above and Below Market Rents Amortization, Net (in thousands)	$8,392	$1,771	$1,669	$1,538	$1,466	$6,444	$1,559	$2,525	$1,371	$5,455
Second Generation Capital Expenditures (in thousands)	$81,642	$21,280	$24,324	$26,636	$27,261	$99,501	$15,467	$29,317	$20,224	$65,008

(1)	For Non-GAAP Financial Measures, see the calculations and reconciliations on pages 31-38.
(2)	See Office Leasing Activity on page 19 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same office properties that existed in the period as originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(4)	The Company's share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q3 2023 Supplemental Information

KEY PERFORMANCE METRICS

Total Rentable Square Feet             Equity Market Capitalization           Net Debt / Annualized EBITDAre

Same Property NOI Change         Second Generation Net Rent Change      Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets
(1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q3 2023 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
Net Income	$278,996	$28,163	$34,164	$80,769	$24,349	$167,445	$22,356	$23,077	$19,491	$64,924
Fee and Other Income	(21,115)	(5,133)	(2,955)	(1,957)	(1,198)	(11,243)	(2,788)	(6,936)	(690)	(10,414)
General and Administrative Expenses	29,321	8,063	6,996	6,498	6,762	28,319	8,438	8,021	8,336	24,795
Interest Expense	67,027	15,525	16,549	18,380	22,083	72,537	25,030	25,972	27,008	78,010
Depreciation and Amortization	288,092	70,744	69,861	79,116	75,866	295,587	75,770	80,269	79,492	235,531
Reimbursed and Other Expenses	4,607	581	1,102	649	1,826	4,158	592	635	772	1,999
Income from Unconsolidated Joint Ventures	(6,801)	(1,124)	(5,280)	(634)	(662)	(7,700)	(673)	(753)	(582)	(2,008)
NOI from Unconsolidated Joint Ventures	19,223	2,719	2,542	2,819	1,444	9,524	1,409	1,559	1,564	4,532
Transaction Loss (Gain)	(165,630)	69	72	(56,240)	(328)	(56,427)	2	—	(507)	(505)
NOI (1)	$493,720	$119,607	$123,051	$129,400	$130,142	$502,200	$130,136	$131,844	$134,884	$396,864
Fee and Other Income (1)	21,362	5,168	3,046	2,013	1,232	11,459	2,825	6,974	725	10,524
General and Administrative Expenses	(29,321)	(8,063)	(6,996)	(6,498)	(6,762)	(28,319)	(8,438)	(8,021)	(8,336)	(24,795)
Interest Expense (1)	(69,937)	(16,142)	(17,238)	(19,390)	(22,370)	(75,140)	(25,310)	(26,334)	(27,516)	(79,160)
Reimbursed and Other Expenses (1)	(4,652)	(594)	(1,216)	(667)	(1,580)	(4,057)	(605)	(642)	(795)	(2,042)
Gain (Loss) on Sales of Undepreciated Investment Properties	(64)	—	4,500	(22)	—	4,478	—	—	507	507
Depreciation and Amortization of Non-Real Estate Assets	(623)	(155)	(158)	(138)	(107)	(558)	(108)	(111)	(113)	(332)
Partners' Share of FFO in Consolidated Joint Ventures	(1,284)	(396)	(258)	(288)	(362)	(1,304)	(406)	(759)	(384)	(1,549)
FFO (1)	$409,201	$99,425	$104,731	$104,410	$100,193	$408,759	$98,094	$102,951	$98,972	$300,017
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880	152,126	152,048	152,018
FFO per Share (1)	$2.75	$0.67	$0.70	$0.69	$0.66	$2.72	$0.65	$0.68	$0.65	$1.97

(1) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts is meaningful to investors and analysts.

Cousins Properties	11	Q3 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
NOI
Consolidated Properties
The Domain (2)	$60,987	$15,443	$15,510	$18,478	$19,273	$68,704	$18,144	$18,466	$18,303	$54,913
Terminus (2)	27,148	7,439	7,673	9,228	8,568	32,908	8,097	8,442	8,596	25,135
Corporate Center (2)	29,106	7,050	7,090	7,144	7,310	28,594	7,467	7,600	7,548	22,615
Spring & 8th (2)	29,413	7,424	7,282	7,352	7,361	29,419	7,361	7,372	7,270	22,003
Hayden Ferry (2)	24,528	6,133	5,990	6,094	6,087	24,304	5,934	4,323	6,106	16,363
Buckhead Plaza (2)	12,577	3,646	4,013	4,563	4,758	16,980	4,766	5,312	5,436	15,514
Northpark (2)	26,562	6,098	6,317	5,278	5,006	22,699	5,136	4,901	5,141	15,178
725 Ponce	7,669	4,527	4,686	4,596	4,734	18,543	4,777	4,753	4,828	14,358
Fifth Third Center	18,592	4,229	4,340	4,675	4,431	17,675	4,732	4,726	4,840	14,298
One Eleven Congress	18,193	4,342	4,531	4,547	3,978	17,398	4,246	4,542	4,850	13,638
300 Colorado (3)	1,130	3,275	3,050	2,762	4,033	13,120	3,772	4,608	5,166	13,546
Avalon (2)	14,381	3,637	3,969	4,156	4,165	15,927	4,243	4,145	4,326	12,714
3344 Peachtree	14,927	3,966	3,931	3,848	3,946	15,691	3,992	4,107	4,112	12,211
San Jacinto Center	15,652	4,252	4,316	4,113	3,322	16,003	3,940	4,093	3,748	11,781
The Terrace (2)	16,713	3,133	3,583	3,225	3,472	13,413	3,698	3,903	4,036	11,637
Colorado Tower	13,060	3,155	2,746	3,226	3,325	12,452	3,282	3,740	4,152	11,174
BriarLake Plaza (2)	18,142	3,879	3,740	3,547	3,580	14,746	3,545	3,588	3,648	10,781
100 Mill	—	—	1,405	2,550	3,343	7,298	3,603	3,575	3,352	10,530
Promenade Tower	14,933	2,968	2,901	2,867	3,434	12,170	3,377	3,483	3,568	10,428
The RailYard	12,496	3,153	3,258	3,255	3,234	12,900	3,332	3,308	3,296	9,936
550 South	10,593	2,652	2,665	2,654	2,723	10,694	2,698	2,730	2,811	8,239
Heights Union (2)	1,303	1,641	1,461	2,033	3,177	8,312	2,338	2,525	2,669	7,532
Legacy Union One	9,466	2,357	2,342	2,355	2,367	9,421	2,364	2,366	2,348	7,078
Domain Point (2)	5,055	1,761	1,741	1,837	1,746	7,085	2,025	2,260	2,186	6,471
111 West Rio	5,630	1,419	1,416	1,424	1,410	5,669	1,417	1,395	1,408	4,220
3350 Peachtree	6,083	992	1,771	1,339	1,418	5,520	1,477	1,447	855	3,779
Meridian Mark Plaza	4,110	1,042	1,408	1,268	1,243	4,961	1,286	1,215	1,237	3,738
3348 Peachtree	5,427	1,257	1,348	984	1,183	4,772	1,050	1,160	1,119	3,329
Research Park V	4,044	1,059	1,087	1,162	1,160	4,468	1,166	918	934	3,018
Tempe Gateway	6,086	1,423	1,057	1,077	716	4,273	819	957	1,084	2,860
5950 Sherry Lane	4,549	951	849	841	828	3,469	861	852	886	2,599
Promenade Central (4)	9,026	—	—	—	224	224	716	775	1,084	2,575
Harborview Plaza	3,211	844	882	842	861	3,429	849	841	848	2,538
The Pointe	4,685	1,156	1,211	1,234	1,251	4,852	1,056	695	381	2,132
Other (5)	19,020	585	940	2,027	1,031	4,583	1,161	1,162	1,148	3,471
Subtotal - Consolidated	474,497	116,888	120,509	126,581	128,698	492,676	128,727	130,285	133,320	392,332
Continued on next page

Cousins Properties	12	Q3 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
Unconsolidated Properties (6)
Medical Offices at Emory Hospital	4,332	1,112	1,152	1,126	1,141	4,531	1,054	1,203	1,161	3,418
120 West Trinity (2)	827	301	305	350	346	1,302	326	338	389	1,053
300 Colorado (3)	2,931	—	—	—	—	—	—	—	—	—
Other (7)	11,133	1,306	1,085	1,343	(43)	3,691	29	18	14	61
Subtotal - Unconsolidated	19,223	2,719	2,542	2,819	1,444	9,524	1,409	1,559	1,564	4,532
Total Net Operating Income (1)	493,720	119,607	123,051	129,400	130,142	502,200	130,136	131,844	134,884	396,864

Fee and Other Income
Development Fees	12,081	817	1,404	957	—	3,178	—	—	—	—
Management Fees (8)	3,374	571	901	720	749	2,941	374	352	318	1,044
Termination Fees	5,105	1,462	449	242	311	2,464	136	6,570	271	6,977
Termination Fees - Unconsolidated (6)	81	—	—	—	—	—	—	—	—	—
Leasing & Other Fees	104	—	—	—	—	—	—	—	—	—
Interest and Other Income	450	2,283	201	38	138	2,660	2,278	14	101	2,393
Interest and Other Income - Unconsolidated (6)	167	35	91	56	34	216	37	38	35	110
Total Fee and Other Income	21,362	5,168	3,046	2,013	1,232	11,459	2,825	6,974	725	10,524

General and Administrative Expenses	(29,321)	(8,063)	(6,996)	(6,498)	(6,762)	(28,319)	(8,438)	(8,021)	(8,336)	(24,795)

Interest Expense
Consolidated Interest Expense
Term Loan, Unsecured ($400M)	—	—	—	—	(4,936)	(4,936)	(5,856)	(6,158)	(6,306)	(18,320)
Term Loan, Unsecured ($350M)	(4,332)	(1,430)	(1,918)	(3,279)	(4,982)	(11,609)	(4,902)	(4,944)	(5,009)	(14,855)
Terminus (2)	(5,779)	(1,406)	(1,309)	(1,293)	(1,636)	(5,644)	(3,513)	(3,514)	(3,514)	(10,541)
Credit Facility, Unsecured	(5,602)	(1,795)	(2,585)	(3,533)	(1,846)	(9,759)	(3,054)	(3,583)	(3,589)	(10,226)
Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(2,743)	(8,231)
Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)	(2,489)	(2,490)	(7,469)
Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(2,441)	(7,323)
Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)	(1,197)	(1,198)	(3,592)
Fifth Third Center	(4,625)	(1,138)	(1,131)	(1,123)	(1,116)	(4,508)	(1,108)	(1,101)	(1,094)	(3,303)
Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,036)	(1,037)	(3,109)
Colorado Tower	(4,006)	(988)	(982)	(976)	(971)	(3,917)	(965)	(960)	(953)	(2,878)
Domain 10	(3,095)	(792)	(788)	(783)	(778)	(3,141)	(774)	(770)	(765)	(2,309)
Other (9)	(6,213)	(1,519)	(1,518)	(1,512)	(243)	(4,792)	(41)	(40)	(41)	(122)
Capitalized (10)	6,257	3,451	3,591	4,026	4,332	15,400	5,091	5,005	4,172	14,268
Subtotal - Consolidated Interest Expense	(67,026)	(15,525)	(16,549)	(18,380)	(22,083)	(72,537)	(25,030)	(25,972)	(27,008)	(78,010)
Continued on next page

Cousins Properties	13	Q3 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023
Unconsolidated Interest Expense (6)
Medical Offices at Emory Hospital	(1,170)	(288)	(286)	(284)	(289)	(1,147)	(280)	(362)	(508)	(1,150)
Other (9)	(1,741)	(329)	(403)	(726)	2	(1,456)	—	—	—	—
Subtotal - Unconsolidated Interest Expense	(2,911)	(617)	(689)	(1,010)	(287)	(2,603)	(280)	(362)	(508)	(1,150)
Total Interest Expense	(69,937)	(16,142)	(17,238)	(19,390)	(22,370)	(75,140)	(25,310)	(26,334)	(27,516)	(79,160)

Reimbursed and Other Expenses
Reimbursed Expenses (8)	(2,476)	(360)	(677)	(418)	(569)	(2,024)	(207)	(159)	(149)	(515)
Property Taxes and Other Land Holding Costs (6)	(941)	(230)	(262)	(247)	(326)	(1,065)	(323)	(276)	(318)	(917)
Severance	(406)	—	(170)	—	—	(170)	(72)	(90)	(63)	(225)
Gain (Loss) on Extinguishment of Debt	—	—	(100)	—	269	169	—	—	—	—
Predevelopment & Other Costs (6)	(829)	(4)	(7)	(2)	(954)	(967)	(3)	(117)	(265)	(385)
Total Reimbursed and Other Expenses	(4,652)	(594)	(1,216)	(667)	(1,580)	(4,057)	(605)	(642)	(795)	(2,042)

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	(64)	—	—	—	—	—	—	—	507	507
Unconsolidated (6)	—	—	4,500	(22)	—	4,478	—	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	(64)	—	4,500	(22)	—	4,478	—	—	507	507

Depreciation and Amortization of Non-Real Estate Assets	(623)	(155)	(158)	(138)	(107)	(558)	(108)	(111)	(113)	(332)

Partners' Share of FFO in Consolidated Joint Ventures	(1,284)	(396)	(258)	(288)	(362)	(1,304)	(406)	(759)	(384)	(1,549)

FFO	$409,201	$99,425	$104,731	$104,410	$100,193	$408,759	$98,094	$102,951	$98,972	$300,017
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880	152,126	152,048	152,018
FFO per Share	$2.75	$0.67	$0.70	$0.69	$0.66	$2.72	$0.65	$0.68	$0.65	$1.97

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) In December 2021, we purchased the remaining 50% interest from our partners; as a result, we began consolidating 300 Colorado.
(4) A redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022.
(5) Primarily represents properties sold prior to September 30, 2023, see page 24. Also includes College Street Garage and properties in the final stages of development and not yet stabilized.
(6) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(7) Primarily represents unconsolidated investments sold prior to September 30, 2023, see page 24. Also includes NOI from unconsolidated investments not yet stabilized.
(8) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.
(9) Represents interest on consolidated loans repaid and our share of interests on loans of unconsolidated investments sold prior to September 30, 2023.
(10) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	14	Q3 2023 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 3Q23	Property Level Debt ($ in thousands) (3)
				3Q23	2Q23	3Q23	2Q23

Terminus (4)	1,226,000	Consolidated	100%	86.0%	84.4%	84.2%	82.6%	6.4%	$220,676
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	5.4%	—
Buckhead Plaza (4)	678,000	Consolidated	100%	92.4%	90.8%	89.5%	87.4%	4.0%	—
Northpark (4)	1,539,000	Consolidated	100%	75.1%	73.8%	73.1%	71.9%	3.8%	—
725 Ponce	372,000	Consolidated	100%	100.0%	100.0%	98.4%	98.4%	3.6%	—
Avalon (4)	480,000	Consolidated	100%	100.0%	100.0%	100.0%	98.0%	3.2%	—
3344 Peachtree	484,000	Consolidated	100%	96.9%	96.9%	96.9%	96.9%	3.1%	—
Promenade Tower	777,000	Consolidated	100%	88.1%	88.3%	73.0%	74.3%	2.6%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	—
Medical Offices at Emory Hospital	358,000	Unconsolidated	50%	99.5%	99.5%	99.5%	99.5%	0.9%	41,148
3348 Peachtree	258,000	Consolidated	100%	82.3%	75.6%	75.6%	75.8%	0.8%	—
Promenade Central (5) (6)	367,000	Consolidated	100%	72.6%	71.6%	45.7%	31.5%	0.8%	—
3350 Peachtree	413,000	Consolidated	100%	59.8%	59.8%	54.3%	54.3%	0.6%	—
120 West Trinity Office	43,000	Unconsolidated	20%	100.0%	100.0%	100.0%	100.0%	0.1%	—
ATLANTA (6)	7,920,000			87.4%	86.5%	84.2%	83.5%	36.2%	261,824

The Domain (4)	1,899,000	Consolidated	100%	100.0%	100.0%	99.8%	99.7%	13.6%	72,716
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	92.2%	3.8%	—
One Eleven Congress	519,000	Consolidated	100%	81.5%	80.8%	80.8%	82.7%	3.6%	—
Colorado Tower	373,000	Consolidated	100%	98.8%	98.8%	96.8%	90.8%	3.1%	107,261
The Terrace (4)	619,000	Consolidated	100%	80.5%	80.0%	78.1%	79.1%	3.0%	—
San Jacinto Center	399,000	Consolidated	100%	95.9%	93.9%	76.0%	80.7%	2.8%	—
Domain Point (4)	240,000	Consolidated	96.5%	100.0%	100.0%	100.0%	100.0%	1.6%	—
Research Park V	173,000	Consolidated	100%	93.0%	97.1%	80.7%	82.1%	0.8%	—
AUSTIN	4,600,000			94.6%	94.4%	91.7%	91.4%	32.3%	179,977

Hayden Ferry (4) (7)	792,000	Consolidated	100%	92.8%	91.0%	91.0%	90.4%	4.5%	—
100 Mill (5)	288,000	Consolidated	90%	92.3%	92.3%	81.3%	88.6%	2.5%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Tempe Gateway	264,000	Consolidated	100%	62.4%	62.4%	60.1%	56.9%	0.9%	—
PHOENIX	1,569,000			88.6%	87.6%	85.4%	85.7%	8.9%	—

Corporate Center (4)	1,227,000	Consolidated	100%	94.0%	96.9%	95.5%	96.3%	5.6%	—
Heights Union (4) (5)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	98.0%	2.0%	—
Harborview Plaza	206,000	Consolidated	100%	85.2%	85.7%	80.3%	80.8%	0.6%	—
The Pointe	253,000	Consolidated	100%	91.9%	86.3%	87.0%	82.5%	0.3%	—
TAMPA	1,980,000			93.7%	94.8%	93.5%	93.2%	8.5%	—

Fifth Third Center	692,000	Consolidated	100%	90.8%	90.8%	90.8%	90.8%	3.6%	127,267
Railyard	329,000	Consolidated	100%	99.4%	99.4%	99.4%	99.4%	2.4%	—
550 South	394,000	Consolidated	100%	95.9%	97.9%	97.2%	97.9%	2.1%	—
CHARLOTTE	1,415,000			94.2%	94.8%	94.6%	94.8%	8.1%	127,267

Continued on next page

Cousins Properties	15	Q3 2023 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 3Q23	Property Level Debt ($ in thousands) (3)
				3Q23	2Q23	3Q23	2Q23

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.7%	—
5950 Sherry Lane	197,000	Consolidated	100%	77.5%	80.3%	77.1%	79.9%	0.7%	—
DALLAS	516,000			91.4%	92.5%	91.2%	92.3%	2.4%	—

BriarLake Plaza (4)	835,000	Consolidated	100%	97.8%	97.6%	79.5%	79.8%	2.7%	—
HOUSTON	835,000			97.8%	97.6%	79.5%	79.8%	2.7%	—

TOTAL OFFICE (6)	18,835,000			91.1%	90.8%	88.0%	87.7%	99.1%	$569,068

Other Properties (1)
College Street Garage - Charlotte (5)	N/A	Consolidated	100%	N/A	N/A	N/A	N/A	0.7%	—
120 West Trinity Apartment - Atlanta (330 units) (5)	310,000	Unconsolidated	20%	96.5%	98.2%	95.6%	95.1%	0.2%	—

TOTAL OTHER	310,000			96.5%	98.2%	95.6%	95.1%	0.9%	$—

TOTAL (6)	19,145,000			91.1%	90.8%	88.0%	87.7%	100.0%	$569,068

(1)	Represents the Company's operating properties, excluding properties on the development pipeline and properties sold prior to September 30, 2023.
(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(3)	The Company's share of property-specific mortgage debt, net of unamortized loan costs, as of September 30, 2023.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of September 30, 2023.
(6)	A full building redevelopment was completed at Promenade Central in the fourth quarter of 2022. This building will be excluded from the Atlanta, Total Office, and Total Portfolio calculations until stabilized.
(7)
Hayden Ferry 1 in this group of buildings has been excluded from Same Property as of September 30, 2023 due to the lack of comparability driven by the financial impact of the SVB Financial lease rejection and commencement of a redevelopment of this building in the fourth quarter of 2023. See our Quarterly Report for the period ended September 30, 2023, on Form 10-Q. The SVB lease continued through September 30, 2023 and, as such, Hayden Ferry 1 is included in our end of period leased and weighted average occupancy for the quarters ended September 30, 2023 and June 30, 2023.

Cousins Properties	16	Q3 2023 Supplemental Information

PORTFOLIO STATISTICS

Third Quarter 2023 Portfolio NOI by Market

(1) The Company is developing Neuhoff, a mixed-use development in Nashville, through a 50% owned joint venture. See pages 25 and 30 for additional details.

Cousins Properties	17	Q3 2023 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended September 30,
	2023	2022	$ Change	% Change
Rental Property Revenues (2)	$186,272	$185,324	$948	0.5%
Rental Property Operating Expenses (2)	61,712	65,627	(3,915)	(6.0)%
Same Property Net Operating Income	$124,560	$119,697	$4,863	4.1%

Cash-Basis Rental Property Revenues (3)	$176,139	$175,011	$1,128	0.6%
Cash-Basis Rental Property Operating Expenses (4)	61,482	65,400	(3,918)	(6.0)%
Cash-Basis Same Property Net Operating Income	$114,657	$109,611	$5,046	4.6%

End of Period Leased	90.8%	89.8%
Weighted Average Occupancy	87.3%	87.1%

	Nine Months Ended September 30,
	2023	2022	$ Change	% Change
Rental Property Revenues (2)	$563,653	$540,351	$23,302	4.3%
Rental Property Operating Expenses (2)	194,731	189,871	4,860	2.6%
Same Property Net Operating Income	$368,922	$350,480	$18,442	5.3%

Cash-Basis Rental Property Revenues (3)	$534,251	$514,948	$19,303	3.7%
Cash-Basis Rental Property Operating Expenses (4)	194,043	189,160	4,883	2.6%
Cash-Basis Same Property Net Operating Income	$340,208	$325,788	$14,420	4.4%

Weighted Average Occupancy	87.3%	87.2%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics on pages 15 and 16 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	18	Q3 2023 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased square feet (1)				649,668				1,491,127
Less exclusions (2)				(101,769)				(249,898)
Net leased square feet	131,830	358,473	57,596	547,899	511,767	549,997	179,465	1,241,229
Number of transactions	14	12	6	32	47	40	14	101
Lease term in years (3)	9.2	8.8	5.6	8.6	8.9	7.4	4.9	7.7

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$35.90	$33.44	$32.61	$33.94	$38.06	$33.42	$35.97	$35.70
Net free rent	(1.92)	(2.53)	(1.48)	(2.27)	(2.43)	(2.35)	(0.73)	(2.15)
Leasing commissions	(3.03)	(2.50)	(2.30)	(2.60)	(3.00)	(2.56)	(1.76)	(2.62)
Tenant improvements	(7.69)	(4.09)	(7.29)	(5.30)	(8.30)	(4.14)	(3.12)	(5.71)
Total leasing costs	(12.64)	(9.12)	(11.07)	(10.17)	(13.73)	(9.05)	(5.61)	(10.48)
Net effective rent	$23.26	$24.32	$21.54	$23.77	$24.33	$24.37	$30.36	$25.22

Second generation leased square footage (5)				474,948				887,074
Increase in straight-line basis second generation net rent per square foot (6)				28.7%				24.8%
Increase in cash-basis second generation net rent per square foot (7)				9.8%				8.5%

(1)	Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing.
(2)	Adjusted for leases approximately one year or less, along with leases for retail, amenity, storage, percentage rent, and intercompany space.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q3 2023 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2023	217,242	1.3%	$9,122	1.1%	$41.99
2024	1,069,588	6.6%	47,480	5.6%	44.39
2025	1,559,240	9.6%	71,022	8.4%	45.55
2026	1,271,603	7.8%	59,710	7.1%	46.96
2027	1,652,605	10.2%	77,128	9.1%	46.67
2028	1,652,854	10.2%	84,691	10.0%	51.24
2029	1,605,316	9.9%	84,750	10.0%	52.79
2030	1,239,366	7.6%	63,620	7.5%	51.33
2031	1,491,093	9.2%	91,139	10.8%	61.12
2032 & Thereafter	4,478,270	27.6%	257,622	30.4%	57.53

Total	16,237,177	100.0%	$846,284	100.0%	$52.12

(1) Company's share of leases expiring after September 30, 2023. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q3 2023 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,107,805	$59,663	8.0%	5.5
2	NCR Corporation	2	2	815,634	40,406	5.4%	9.7
3	Pioneer Natural Resources	2	1	359,660	25,868	3.5%	7.9
4	Meta Platforms	1	1	319,863	19,481	2.6%	7.8
5	Expedia	1	1	315,882	17,926	2.4%	7.5
6	Bank of America	2	2	347,139	12,648	1.7%	2.2
7	Apache	1	1	210,012	9,658	1.3%	13.2
8	Wells Fargo	5	3	198,507	9,129	1.2%	2.5
9	SVB Financial Group (3)	1	1	204,751	8,687	1.2%	—
10	Ovintiv USA	1	1	318,582	8,313	1.1%	3.8
11	WeWork (3)	4	2	169,050	8,001	1.1%	10.0
12	ADP	1	1	225,000	7,668	1.0%	4.5
13	Westrock Shared Services	1	1	205,185	7,309	1.0%	6.6
14	Regus Equity Business Centers	5	4	145,119	7,305	1.0%	5.2
15	BlackRock	1	1	131,656	6,937	1.0%	12.7
16	McGuireWoods	2	2	187,119	6,891	1.0%	3.3
17	Workrise Technologies	1	1	93,210	6,712	0.9%	4.8
18	Amgen	1	1	163,169	6,477	0.9%	5.1
19	McKinsey & Company Inc.	2	2	130,513	6,357	0.9%	9.1
20	Samsung Engineering America	1	1	133,860	6,349	0.9%	3.2
	Total			5,781,716	$281,785	38.1%	6.4

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2023. If the tenant is in a free rent period as of September 30, 2023, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.

(3)
Additional information regarding leases with these tenants can be found in note 11 to the consolidated financial statements included in our Quarterly Report for the period ended September 30, 2023, on Form 10-Q filed on October 26, 2023.

Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q3 2023 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 16.3%
Professional Services 10.3%
Legal 8.3%
Consumer Goods & Services 8.0%
Energy 7.3%
Real Estate 5.9%
Health Care 5.6%
Insurance 3.4%
Other 3.2%
Marketing/Media/Telecom 3.1%
Constructions/Design 1.9%
Technology 26.7%

(1) Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of September 30, 2023. If the tenant is in a free rent period as of September 30, 2023, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.
Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q3 2023 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2022
Avalon (2)	Office	Atlanta	100%	2Q	480,000	$43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
Promenade Central	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(3)
Terminus (4)	Office	Atlanta	100%	4Q	1,226,000	246,000

					8,870,000	$1,017,700
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (5)	Square Feet	Total Project Cost ($ in thousands) (1)

2022
300 Colorado	Office	Austin	100%	1Q	369,000	$193,000
100 Mill	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	336,000

					2,927,000	$1,194,000

(1) Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner.
(2) Purchased outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(3) Properties acquired in the merger with TIER REIT, Inc.
(4) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(5) Represents timing of stabilization (90% economic occupancy or one year beyond the cessation of major construction activity).

Continued on next page

Cousins Properties	23	Q3 2023 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	$105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village	Office	Charlotte	50%	1Q	1,061,000	52,200	(1)
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,511,000	$1,281,800

(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	24	Q3 2023 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

Neuhoff (5)	Mixed	Nashville	50%	3Q21		$563,000	$281,500	$439,476	$219,738
Office and Retail					448,000					11%	4Q23	4Q25
Apartments					542					—%	2Q24	2Q26
Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	118,797	118,797	98%	1Q24	3Q25

Total						$710,000	$428,500	$558,273	$338,535

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project, as of project commencement, through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs are construction costs plus financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see footnote 5). The above schedule excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP.
(3)	Initial occupancy represents the quarter within which the Company first recognized, or estimates it will begin recognizing, revenue under GAAP. The Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of office and retail properties, which have ongoing construction of tenant improvements, until the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity. For residential project construction, the Company continues to capitalize interest, real estate taxes, and certain operating expenses until cessation of major construction activity.
(4)	This has been updated from prior schedules to reflect the estimated quarter of economic stabilization for each project. Previously, this column reflected when we ceased capitalization in accordance with GAAP.
(5)	The Neuhoff estimated project cost will be funded with a combination of $250.6 million of equity contributed by the joint venture partners and a $312.7 million construction loan. The estimated project cost includes approximately $66 million of site and associated infrastructure work related to a future phase.

Cousins Properties	25	Q3 2023 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree (1)	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				37.0	$162,813
					159351
Company's Share				36.0	$156,008

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q3 2023 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2023	2024	2025	2026	2027	Thereafter	Total Principal	Deferred Loan Costs	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (Adjusted SOFR + 1.05% to 1.65%) (2)	100%	6.46%	3/3/25	$—	$—	$200,000	$—	$—	$—	$200,000	$(741)	$199,259
Credit Facility, Unsecured (Adjusted SOFR + 0.90% to 1.40%) (3)	100%	6.31%	4/30/27	—	—	—	—	144,500	—	144,500	—	144,500
Total Consolidated Floating Rate Debt				—	—	200,000	—	144,500	—	344,500	(741)	343,759

Consolidated Debt - Fixed Rate
Term Loan, Unsecured (4)	100%	5.38%	8/30/24	—	350,000	—	—	—	—	350,000	(562)	349,438
Senior Note, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(645)	274,355
Senior Note, Unsecured	100%	3.91%	7/6/25	—	—	250,000	—	—	—	250,000	(320)	249,680
Senior Note, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(537)	249,463
Terminus (5)	100%	6.34%	1/15/31	—	—	—	—	—	221,000	221,000	(324)	220,676
Term Loan, Unsecured (2)	100%	5.45%	3/3/25	—	—	200,000	—	—	—	200,000	(780)	199,220
Fifth Third Center	100%	3.37%	10/1/26	916	3,746	3,874	118,928	—	—	127,464	(197)	127,267
Senior Note, Unsecured	100%	3.78%	7/6/27	—	—	—	—	125,000	—	125,000	(238)	124,762
Colorado Tower	100%	3.45%	9/1/26	681	2,783	2,880	101,199	—	—	107,543	(282)	107,261
Senior Note, Unsecured	100%	4.09%	7/6/27	—	—	—	—	100,000	—	100,000	(194)	99,806
Domain 10	100%	3.75%	11/1/24	498	72,558	—	—	—	—	73,056	(340)	72,716
Total Consolidated Fixed Rate Debt				2,095	429,087	456,754	220,127	225,000	746,000	2,079,063	(4,419)	2,074,644

Total Consolidated Debt				2,095	429,087	656,754	220,127	369,500	746,000	2,423,563	(5,160)	2,418,403

Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.45%) (6)	50%	8.78%	9/30/25	—	—	101,552	—	—	—	101,552	(1,232)	100,320
Total Unconsolidated Floating Rate Debt				—	—	101,552	—	—	—	101,552	(1,232)	100,320
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.80%	6/1/32	—	—	—	—	—	41,500	41,500	(352)	41,148
Total Unconsolidated Fixed Rate Debt				—	—	—	—	—	41,500	41,500	(352)	41,148

Total Unconsolidated Debt				—	—	101,552	—	—	41,500	143,052	(1,584)	141,468

Total Debt				$2,095	$429,087	$758,306	$220,127	$369,500	$787,500	$2,566,615	$(6,744)	$2,559,871

Total Maturities (7)				$—	$420,865	$751,552	$215,159	$369,500	$787,500	$2,544,576
% of Maturities				—%	17%	30%	8%	15%	30%	100%

Continued on next page

Cousins Properties	27	Q3 2023 Supplemental Information

DEBT SCHEDULE (1)

Continued on next page

Cousins Properties	28	Q3 2023 Supplemental Information

DEBT SCHEDULE (1)

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (8)
Floating Rate Debt	$446,052	17%	6.94%	2.3
Fixed Rate Debt	2,120,563	83%	4.51%	3.5
Total Debt	$2,566,615	100%	4.93%	3.3

(1)	All amounts are presented at Company share.
(2)
As of September 30, 2023, the spread over Adjusted SOFR (SOFR + 0.10%) under the Term Loan was 1.05%. The loan matures on March 3, 2025 with four consecutive options to extend the maturity date for an additional six months each. In the second quarter of 2023, the Company entered into a floating-to-fixed interest rate swap with respect to $200 million of the $400 million Term Loan through the maturity date effectively fixing the underlying SOFR rate at 4.298%.

(3)
As of September 30, 2023, the Company had $144.5 million drawn under the Credit Facility and had the ability to borrow the remaining $855.5 million. The spread over Adjusted SOFR (SOFR + 0.10%) under the Credit Facility at September 30, 2023 was 0.90%.

(4)
In the third quarter of 2022, the Company entered into a floating-to-fixed interest rate swap through the maturity date effectively fixing the underlying SOFR rate at 4.234%. The spread over Adjusted SOFR (SOFR + 0.10%) at September 30, 2023 was 1.05%. The Company has four consecutive options to extend the maturity date for an additional six months each.

(5)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(6)	The Company's share of the total borrowing capacity of the construction loan is $156.4 million. The joint venture has a one option to extend the maturity date for an additional 12 months.
(7)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.
(8)	If the Company exercises all available extension options noted above, the weighted average years to maturity increases to 3.9 years.

Cousins Properties	29	Q3 2023 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to Partners; portions of cash amounts received in excess of contributed capital are paid to our partner as a promote.	Cousins can trigger a sale process, subject to a right of first offer that can be exercised by Partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout upon which Cousins would receive the office component, and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to Partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023

FFO and EBITDAre
Net income available to common stockholders	$278,586	$27,984	$34,052	$80,639	$24,118	$166,793	$22,196	$22,621	$19,361	$64,178
Depreciation and amortization of real estate assets:
Consolidated properties	287,469	70,589	69,703	78,978	75,759	295,029	75,662	80,158	79,379	235,199
Share of unconsolidated joint ventures	9,674	1,124	1,111	1,189	503	3,927	479	476	485	1,440
Partners' share of real estate depreciation	(929)	(223)	(153)	(182)	(236)	(794)	(249)	(307)	(257)	(813)
Loss (gain) on depreciated property transactions:
Consolidated properties	(152,611)	69	(28)	20	(52)	9	2	—	—	2
Share of unconsolidated joint ventures	39	(124)	40	—	3	(81)	—	—	—	—
Sale of investments in unconsolidated joint ventures	(13,083)	—	—	(56,260)	(7)	(56,267)	—	—	—	—
Non-controlling interest related to unitholders	56	6	6	26	105	143	4	3	4	11
FFO (1)	409,201	99,425	104,731	104,410	100,193	408,759	98,094	102,951	98,972	300,017
Interest Expense	69,938	16,142	17,238	19,390	22,369	75,139	25,310	26,334	27,516	79,160
Non-Real Estate Depreciation and Amortization	623	155	158	138	107	558	108	111	113	332
EBITDAre (1)	479,762	115,722	122,127	123,938	122,669	484,456	123,512	129,396	126,601	379,509
FFO and Net Operating Income from Unconsolidated Joint Ventures
Income from Unconsolidated Joint Ventures	6,801	1,124	5,280	634	662	7,700	673	753	582	2,008
Depreciation and Amortization of Real Estate	9,674	1,124	1,111	1,189	503	3,927	479	476	485	1,440
Loss (gain) on sale of depreciated investment properties, net	39	(124)	40	—	3	(81)	—	—	—	—
FFO - Unconsolidated Joint Ventures	16,514	2,124	6,431	1,823	1,168	11,546	1,152	1,229	1,067	3,448
Loss (gain) on sale of undepreciated property	—	—	(4,500)	22	—	(4,478)	—	—	—	—
Interest Expense	2,911	617	689	1,010	287	2,603	280	362	508	1,150
Other Expense	46	11	16	19	24	70	14	6	24	44
Termination Fee Income	(81)	—	—	—	—	—	—	—	—	—
Other Income	(167)	(33)	(94)	(55)	(35)	(217)	(37)	(38)	(35)	(110)
Net Operating Income - Unconsolidated Joint Ventures	19,223	2,719	2,542	2,819	1,444	9,524	1,409	1,559	1,564	4,532

Market Capitalization
Common Stock Price Per Share at Period End	$40.28	$40.29	$29.23	$23.35	$25.29	$25.29	$21.38	$22.80	$20.37	$20.37
Number of Common Stock/Units Outstanding at Period End	148,713	148,788	151,465	151,459	151,482	151,482	151,718	151,774	151,774	151,774
Equity Market Capitalization	5,990,160	5,994,669	4,427,322	3,536,568	3,830,980	3,830,980	3,243,731	3,460,447	3,091,636	3,091,636

Consolidated Debt	2,237,509	2,349,484	2,305,637	2,295,989	2,334,606	2,334,606	2,448,942	2,423,761	2,418,403	2,418,403
Share of Unconsolidated Debt	112,805	112,713	119,702	76,942	89,398	89,398	96,014	124,312	141,468	141,468
Debt (1)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956	2,548,073	2,559,871	2,559,871

Total Market Capitalization	8,340,474	8,456,866	6,852,661	5,909,499	6,254,984	6,254,984	5,788,687	6,008,520	5,651,507	5,651,507
Continued on next page

Cousins Properties	31	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023

Credit Ratios
Debt (1)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956	2,548,073	2,559,871	2,559,871
Less: Cash and Cash Equivalents	(8,937)	(7,000)	(4,057)	(5,507)	(5,145)	(5,145)	(3,585)	(8,031)	(6,926)	(6,926)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(4,285)	(9,217)	(13,110)	(10,894)	(1,721)	(1,721)	(8,905)	(7,789)	(8,269)	(8,269)
Net Debt (1)	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466	2,532,253	2,544,676	2,544,676
Total Market Capitalization	8,340,474	8,456,866	6,852,661	5,909,499	6,254,984	6,254,984	5,788,687	6,008,520	5,651,507	5,651,507
Net Debt / Total Market Capitalization	28.0%	28.9%	35.1%	39.9%	38.6%	38.6%	43.7%	42.1%	45.0%	45.0%

Total Assets - Consolidated	7,312,034	7,360,095	7,380,124	7,496,072	7,537,016	7,537,016	7,582,970	7,595,785	7,585,309	7,585,309
Accumulated Depreciation - Consolidated	1,065,047	1,110,315	1,158,044	1,218,996	1,261,752	1,261,752	1,314,000	1,381,054	1,443,382	1,443,382
Undepreciated Assets - Unconsolidated (1)	204,423	221,851	257,685	204,033	209,636	209,636	240,386	257,697	272,556	272,556
Less: Investment in Unconsolidated Joint Ventures	(77,811)	(93,307)	(103,215)	(106,389)	(112,839)	(112,839)	(136,721)	(138,992)	(141,250)	(141,250)
Total Undepreciated Assets (1)	8,503,693	8,598,954	8,692,638	8,812,712	8,895,565	8,895,565	9,000,635	9,095,544	9,159,997	9,159,997
Net Debt (1)	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466	2,532,253	2,544,676	2,544,676
Net Debt / Total Undepreciated Assets (1)	27.5%	28.4%	27.7%	26.7%	27.2%	27.2%	28.1%	27.8%	27.8%	27.8%

Coverage Ratios (1)
Interest Expense	69,938	16,142	17,238	19,390	22,369	75,139	25,310	26,334	27,516	79,160
Scheduled Principal Payments	18,131	4,675	4,719	4,764	3,616	17,774	2,272	2,214	2,077	6,563
Fixed Charges	88,069	20,817	21,957	24,154	25,985	92,913	27,582	28,548	29,593	85,723
EBITDAre	479,762	115,722	122,127	123,938	122,669	484,456	123,512	129,396	126,601	379,509
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.45	5.56	5.56	5.13	4.72	5.21	4.48	4.53	4.28	4.43

Net Debt	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466	2,532,253	2,544,676	2,544,676
Annualized EBITDAre (2)	480,476	462,888	488,508	495,752	490,676	490,676	494,048	517,584	506,404	506,404
Net Debt / Annualized EBITDAre	4.86	5.28	4.93	4.75	4.93	4.93	5.13	4.89	5.02	5.02

Dividend Information
Common Dividends	185,176	48,447	48,523	48,398	48,525	193,893	48,598	48,650	48,650	145,898
FFO	409,201	99,425	104,731	104,410	100,193	408,759	98,094	102,951	98,972	300,017
FFO Payout Ratio	45.3%	48.7%	46.3%	46.4%	48.4%	47.4%	49.5%	47.3%	49.2%	48.6%
Continued on next page

Cousins Properties	32	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st	2023 2nd	2023 3rd	YTD 2023

Net income available to common stockholders	$278,586	$27,984	$34,052	$80,639	$24,118	$166,793	$22,196	$22,621	$19,361	$64,178
Depreciation and amortization of real estate assets	296,214	71,490	70,661	79,985	76,026	298,162	75,892	80,327	79,607	235,826
Loss (gain) on depreciated property transactions	(165,655)	(55)	12	(56,240)	(56)	(56,339)	2	—	—	2
Non-controlling interest related to unitholders	56	6	6	26	105	143	4	3	4	11
FFO (1)	409,201	99,425	104,731	104,410	100,193	408,759	98,094	102,951	98,972	300,017
Amortization of Deferred Financing Costs	3,063	973	923	818	683	3,397	1,030	1,044	1,050	3,124
Non-Cash Stock-Based Compensation	7,005	2,748	2,448	2,299	2,564	10,059	3,512	2,770	2,817	9,099
Non-Real Estate Depreciation and Amortization	623	155	158	138	107	558	108	111	113	332
Lease Inducement Amortization	3,434	351	375	440	463	1,629	492	1,991	607	3,090
Straight-Line Rent Ground Leases	449	124	121	121	125	491	126	125	125	376
Above and Below Market Ground Rent	159	92	82	82	83	339	82	82	82	246
Debt Premium Amortization	(3,664)	(916)	(998)	(998)	(1,001)	(3,913)	—	—	—	—
Deferred Income - Tenant Improvements	(9,430)	(633)	(611)	(3,139)	(3,022)	(7,405)	(3,609)	(5,772)	(4,779)	(14,160)
Above and Below Market Rents, Net	(10,762)	(1,771)	(1,669)	(1,538)	(1,466)	(6,444)	(1,559)	(2,525)	(1,371)	(5,455)
Second Generation Capital Expenditures (CAPEX)	(81,642)	(21,280)	(24,324)	(26,636)	(27,261)	(99,501)	(15,467)	(29,317)	(20,224)	(65,008)
Straight-Line Rental Revenue	(24,821)	(5,501)	(6,378)	(8,966)	(8,108)	(28,953)	(8,431)	(3,703)	(7,508)	(19,642)
Loss (Gain) on Sales of Undepreciated Investment Properties	64	—	(4,500)	22	—	(4,478)	—	—	(507)	(507)
FAD (1)	293,679	73,767	70,358	67,053	63,360	274,538	74,378	67,757	69,377	211,512
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880	152,126	152,048	152,018
FAD per share	$1.97	$0.50	$0.47	$0.44	$0.42	$1.83	$0.49	$0.45	$0.46	$1.40
Common Dividends	185,176	48,447	48,523	48,398	48,525	193,893	48,598	48,650	48,650	145,898
Common Dividends per share	$1.24	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32	$0.96
FAD Payout Ratio	63.1%	65.7%	69.0%	72.2%	76.6%	70.6%	65.3%	71.8%	70.1%	69.0%

Operations Ratio
Total Undepreciated Assets (1)	8,503,693	8,598,954	8,692,638	8,812,712	8,895,565	8,895,565	9,000,635	9,095,544	9,159,997	9,159,997
General and Administrative Expenses	29,321	8,063	6,996	6,498	6,762	28,319	8,438	8,021	8,336	24,795
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.34%	0.38%	0.32%	0.29%	0.30%	0.30%	0.37%	0.35%	0.36%	0.36%

2nd Generation CAPEX
Second Generation Leasing Related Costs	58,908	13,898	20,524	19,136	14,771	68,329	11,182	22,640	10,810	44,632
Second Generation Building Improvements	22,734	7,382	3,800	7,500	12,490	31,172	4,285	6,677	9,414	20,376
	81,642	21,280	24,324	26,636	27,261	99,501	15,467	29,317	20,224	65,008

(1) Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) Amounts represent most recent quarter annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	($ in thousands, except per share amounts)
	Three Months Ended September 30,
	2023			2022
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$19,361	151,774	$0.13	$80,639	151,435	$0.53
Noncontrolling interest related to unitholders	4	25	—	26	25	—
Conversion of unvested restricted stock units	—	249	—	—	235	—

Net Income — Diluted	19,365	152,048	0.13	80,665	151,695	0.53
Depreciation and amortization of real estate assets:
Consolidated properties	79,379	—	0.52	78,978	—	0.52
Share of unconsolidated joint ventures	485	—	—	1,189	—	0.01
Partners' share of real estate depreciation	(257)	—	—	(182)	—	—
Loss (gain) on depreciated property transactions:
Consolidated properties	—	—	—	20	—	—
Investments in unconsolidated joint ventures	—	—	—	(56,260)	—	(0.37)
Funds From Operations	$98,972	152,048	$0.65	$104,410	151,695	$0.69

Cousins Properties	34	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	Nine Months Ended September 30,
	2023			2022
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$64,178	151,692	$0.42	$142,675	149,670	$0.95
Noncontrolling interest related to unitholders	11	25	—	38	25	—
Conversion of unvested restricted stock units	—	301	—	—	251	—

Net Income — Diluted	64,189	152,018	0.42	142,713	149,946	0.95
Depreciation and amortization of real estate assets:
Consolidated properties	235,199	—	1.55	219,270	—	1.46
Share of unconsolidated joint ventures	1,440	—	—	3,424	—	0.02
Partners' share of real estate depreciation	(813)	—	—	(558)	—	—
Loss (gain) on depreciated property transactions:
Consolidated properties	2	—	—	61	—	—
Share of unconsolidated joint ventures	—	—	—	(84)	—	—
Investments in unconsolidated joint ventures		—	—	(56,260)	—	(0.37)
Funds From Operations	$300,017	152,018	$1.97	$308,566	149,946	$2.06

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the Nareit definition, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	35	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)		($ in thousands)
	Three Months Ended		Nine Months Ended
Net Operating Income	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net income	$19,491	$80,769	$64,924	$143,096
Net operating income from unconsolidated joint ventures	1,564	2,819	4,532	8,080
Fee income	(318)	(1,677)	(1,044)	(5,370)
Termination fee income	(271)	(242)	(6,977)	(2,153)
Other income	(101)	(38)	(2,393)	(2,522)
Reimbursed expenses	149	418	515	1,455
General and administrative expenses	8,336	6,498	24,795	21,557
Interest expense	27,008	18,380	78,010	50,454
Depreciation and amortization	79,492	79,116	235,531	219,721
Other expenses	623	231	1,484	877
Income from unconsolidated joint ventures	(582)	(634)	(2,008)	(7,038)
Gain on sale of investment in unconsolidated joint ventures	—	(56,260)	—	(56,260)
Loss (gain) on investment property transactions	(507)	20	(505)	61
Loss on extinguishment of debt	—	—	—	100
Net Operating Income	134,884	129,400	396,864	372,058
Less:
Partners' share of NOI from consolidated joint ventures	(412)	(347)	(1,310)	(1,107)
Cousins' share of NOI	$134,472	$129,053	$395,554	$370,951

Net Operating Income	$134,884	$129,400	$396,864	$372,058
Non-cash income	(13,421)	(13,531)	(38,089)	(30,367)
Non-cash expense	233	229	696	721
Cash-Basis Net Operating Income	$121,696	$116,098	$359,471	$342,412

Net Operating Income
Same Property	$124,560	$119,697	$368,922	$350,480
Non-Same Property	10,324	9,703	27,942	21,578
	$134,884	$129,400	$396,864	$372,058

Cash-Basis Net Operating Income
Same Property	$114,657	$109,611	$340,208	$325,788
Non-Same Property	7,039	6,487	19,263	16,624
	$121,696	$116,098	$359,471	$342,412

Cousins Properties	36	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2023 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2023 PROJECTED FFO

	Full Year 2023 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$81,434	$0.54	$87,516	$0.58
Add: Noncontrolling interest related to unitholders	15	—	15	—

Net Income	81,449	0.54	87,531	0.58
Add: Depreciation and amortization of real estate assets	313,894	2.06	313,894	2.06
Funds From Operations	$395,343	$2.60	$401,425	$2.64

(1) Calculated based on projected weighted average shares outstanding of 152.1 million.

Cousins Properties	37	Q3 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. A project is stabilized when it is substantially complete and held for occupancy, which is the earlier of (1) the date on which the project achieves 90% economic occupancy, or (2) one year from cessation of major construction activity on the core building development. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building CAPEX” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.

Cousins Properties	38	Q3 2023 Supplemental Information